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                                                                     Exhibit 3.2

                            (Filed January 19, 1995)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                GTE CORPORATION

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         WE, THE UNDERSIGNED, WILLIAM D. WILSON and MARIANNE DROST, being respectively the Vice President and Controller and the Secretary of GTE CORPORATION, hereby certify:

            I. The name of the Corporation is GTE Corporation (originally incorporated as General Telephone Corporation).

           II. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 25th day of February, 1935.

          III. The Certificate of Incorporation is amended to eliminate from the enumeration and description of shares which the Corporation is authorized to issue 13,984 shares of the class of Preferred Stock, $50.00 par value per share, and 23,140 shares of the class of No Par Preferred Stock, as follows:

            5,992  shares of 5.00% Convertible Preferred Stock
              646  shares of 4.00% Convertible Preferred Stock
              188  shares of 5.05% Convertible Preferred Stock
                4  shares of 5.35% Convertible Preferred Stock
            7,085  shares of 4.74% Convertible Preferred Stock
               31  shares of 5.28% Convertible Preferred Stock
               38  shares of 4.36% Convertible Preferred Stock
           ------
           13,984  TOTAL
           ------

           23,140  shares of $2.00 Convertible No Par Preferred Stock
           ------
           37,124  TOTAL
           ======


         The removal of the above-described shares, which have been converted into shares of Common Stock during the calendar year ending December 31, 1994, is authorized by subparagraph (8) of paragraph (b) of Section 801 of the Business Corporation Law and paragraph (e) of Section 515 of the Business Corporation Law.

         Accordingly, Article 4 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:


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         "4. The aggregate number of shares which the Corporation shall have authority to issue is 2,021,171,940 shares of which 9,313,871 shares of the par value of $50.00 each shall be Preferred Stock, 11,858,069 shares without par value shall be No Par Preferred Stock and 2,000,000,000 shares of the par value of $.05 each shall be Common Stock."

         The foregoing amendment of the Certificate of Incorporation was authorized by resolution of the Board of Directors.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 18th day of January 1995, and we affirm the statements contained herein are true under the penalties of perjury.

                                                         William D. Wilson
                                                   -----------------------------
                                                         WILLIAM D. WILSON
                                                   Vice President and Controller



                                                           Marianne Drost
                                                   -----------------------------
                                                           MARIANNE DROST
                                                             Secretary